Exhibit 25.1

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0110 Expires: May 31, 2022 Estimated average burden hours per response........15.00

FORM T-1

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

(BANK OF UTAH)

(UTAH)	(87-0218467)
(2605 Washington Blvd, Ogden Utah)	(84401)

Doug DeFries, 2605 Washington Blvd, Ogden, Utah, 84401, (801)409-5175

(GWG HOLDINGS, INC.)

(TEXAS)	(26-2222607)
(315 N. Saint Paul Street, Suite 2650, Dallas, Texas)	(75201)

(L Bonds)

Item 1. General Information.

Furnish the following information as to the trustee -

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of San Francisco

120 South State Street

Salt Lake City, UT 84111

Utah Department of Financial Institutions

324 South State Street

Salt Lake City, UT 84114

(b)	Whether it is authorized to exercise corporate trust powers.

YES.

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Instructions.

1.	The term “affiliate” is defined in Rule 0-2 of the General Rules and Regulations under the Act. Attention is also directed to Rule 7a-26.

2.	Include the name of each such affiliate and the names of all intermediary affiliates, if any. Indicate the respective percentage of voting securities or other bases of control giving rise to affiliation.

Items 3-15. Inapplicable.

Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

Instruction. Subject to Rule 7a-29 permitting incorporation of exhibits by reference, the following exhibits are to be filed as a part of the statement of eligibility of the trustee. Such exhibits shall be appropriately lettered or numbered for convenient reference. Exhibits incorporated by reference may be referred to by the designation given in the previous filing. Where exhibits are incorporated by reference the reference shall be made in the list of exhibits called for under Item 16. If the certificate of authority to commence business (Exhibit 2) and/or the certificate to exercise corporate trust powers (Exhibit 3) is contained in another exhibit, a statement to that effect shall be made, identifying the exhibit in which such certificates are included. If an applicable exhibit is not in English, a translation in English shall also be filed. In response to Exhibit 7, foreign trustees shall provide financial information sufficient to provide the information required by Section 310(a)(2) of the Act.

1.	A copy of the Articles of Incorporation of the trustee as now in effect (incorporated by reference to Exhibit 1 of Form T-1 filed by the Bank of Utah on September 30, 2011.)

2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (Incorporated by reference to Exhibit 2 of Form T-1 filed by the Bank of Utah on September 30, 2011.)

3.	A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above. (Incorporated by reference to Exhibit 1 of Form T-1 filed by the Bank of Utah on September 30, 2011.)

4.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto. (Not Applicable)

5.	A copy of each indenture referred to in Item 4, if the obligor is in default. (Not Applicable)

6.	The consents of United States institutional trustees required by Section 321(b) of the Act. (Incorporated by reference to Exhibit 6 of Form T-1 filed by the Bank of Utah on September 30, 2011.)

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. (incorporated by reference to Exhibit 7 of this Form T-1)

8.	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. (Not Applicable)

9.	Consent to service of process on Form F-X. Not applicable.

Bank Of Utah - FDIC Certificate Number: 17159

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2019	FFIEC 051 Page 14 of 62 RC-1

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Amount
Assets
1. Cash and balances due from depository institutions:
a. Noninterest-bearing balances and currency and coin (1)			0081	21,386	1.a.
b. Interest-bearing balances (2)			0071	141,788	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	6,222	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	123,026	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	7,172	2.c.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			B987	643	3.a.
b. Securities purchased under agreements to resell (5,6)			B989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	12,426	4.a.
b. Loans and leases held for investment	B528	1,050,683			4.b.
c. LESS: Allowance for loan and lease losses (7)	3123	12,561			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	1,038,122	4.d.
5. Trading assets			3545	0	5.
6. Premises and fixed assets (including capitalized leases)			2145	16,832	6.
7. Other real estate owned (from Schedule RC-M)			2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets (from Schedule RC-M)			2143	9,818	10.
11. Other assets (from Schedule RC-F) (6)			2160	45,716	11.
12. Total assets (sum of items 1 through 11)			2170	1,423,151	12.
Liabilities
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	1,155,253	13.a.
(1) Noninterest-bearing (8)	6631	485,371			13.a.1.
(2) Interest-bearing	6636	690,808			13.a.2.
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (9)			B993	0	14.a.
b. Securities sold under agreements to repurchase (10)			B995	63,834	14.b.
15. Trading liabilities			3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			3190	0	16.
17. and 18. Not applicable
19. Subordinated notes and debentures (11)			3200	0	19.

1	Includes cash items in process of collection and unposted debits.
2	Includes time certificates of deposit not held for trading.
3	Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
4	Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.
5	Includes all securities resale agreements, regardless of maturity.
6	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8	Includes noninterest-bearing, demand, time, and savings deposits.
9	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10	Includes all securities repurchase agreements, regardless of maturity.
11	Includes limited-life preferred stock and related surplus.

Reporting Period: December 31, 2019	January 28, 2020 8:49 AM

Bank Of Utah - FDIC Certificate Number: 17159

Schedule RC—Continued	FFIEC 051 Page 15 of 62 RC-2

Dollar Amounts in Thousands	RCON	Amount
Liabilities—continued
20. Other liabilities (from Schedule RC-G)	2930	10,837	20.
21. Total liabilities (sum of items 13 through 20)	2948	1,229,924	21.
22. Not applicable

Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	3,656	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	26,809	25.
26. a. Retained earnings	3632	162,033	26.a.
b. Accumulated other comprehensive income (1)	B530	729	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	193,227	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	193,227	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	1,423,151	29.

Memoranda

To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2018	RCON	Number
	6724	NR	M.1.

1a =	An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution
1b =	An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution
2a =	An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)
2b =	An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 =	This number is not to be used
4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
5 =	Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)
6 =	Review of the bank’s financial statements by external auditors
7 =	Compilation of the bank’s financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

To be reported with the March Report of Condition.	RCON	Date
2. Bank’s fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

1	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: December 31, 2019	January 28, 2020 8:49 AM